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                                                                  EXHIBIT 3.1.51

                           ARTICLES OF INCORPORATION

     Executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin statutes:

     Article 1.  The name of the corporation shall be MANU-TRONICS, INC.

     Article 2.  The period of existence shall be PERPETUAL.

     Article 3. The purposes shall be to engage in any lawful activity authorized by Chapter 180 of the Wisconsin Statutes.

     Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

            SERIES                             PAR VALUE PER SHARE OR STATEMENT
CLASS      (IF ANY)      NUMBER OF SHARES      THAT SHARES ARE WITHOUT PAR VALUE

COMMON                        2,000                         NO PAR


     Article 5. The preferences, limitations, designation, and relative rights of each class or series of stock, are:



                                      NONE



     Article 6. Address of initial registered office is Room 412 Kenosha National Bank Bldg., 625-57th Street, Kenosha, Wisconsin 53140

     Article 7. Name of initial registered agent at such address is CHARLES A. LEPP.

     Article 8. The number of directors constituting the initial board of directors shall be THREE (3). Thereafter the number shall be fixed by by-law but shall not be less than three.
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     Article 9.  The name and address of incorporator (or incorporators) are:

          NAME                                          ADDRESS
                                              (NUMBER, STREET AND CITY)

   ROBERT W. RODERS                      1709 - 80th St., Kenosha, Wis. 53140
----------------------                   ---------------------------------------

   ELLIS W. JOHNSON                      7912 - 30th Ave.,    "      "      "
----------------------                   ---------------------------------------

   ARTHUR A. ALBERT                      2201 Joppa Ave., Zion, Ill. 60099
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     Article 10.  (Other provisions)

                                      NONE


     Article 11. These articles may be amended in the manner authorized by law at the time of amendment.

     Executed in duplicate on the 29th  day of   July   , 196  9
                                  ------      ----------      ---

                                               /s/      Robert W. Roders
                                               ---------------------------------
                                               /s/      Ellis W. Johnson
                                               ---------------------------------
                                               /s/      Arthur A. Albert
                                               ---------------------------------

                                               ---------------------------------


     STATE OF WISCONSIN

County of KENOSHA

     Personally came before me this 29th  day of   July  A.D. 196 9
                                    ------      ---------        ---

the above named         ROBERT W. RODERS, ELLIS W. JOHNSON and ARTHUR A. ALBERT
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     to me known to be the persons who executed the foregoing instrument, and
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acknowledged the same.

                                             /s/        [ILLEGIBLE]
                                             -----------------------------------
                                                       Notary Public

     (Notarial Seal)                               My Commission is PERMANENT